Exhibit 10.24
UNITED COMMUNITY BANKS, INC.
AMENDED AND RESTATED
2000 KEY EMPLOYEE STOCK OPTION PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT
(Non-Employee Director)

Grantee:

Number of RSUs:	RSUs

Date of Grant:

Vesting Schedule:

Vesting Date	Vest Quantity

THIS AGREEMENT (the “Agreement”) is entered into as of the _____day of ______, _________, by and between UNITED COMMUNITY BANKS, INC., a Georgia corporation (the “Company”), and the individual designated above (the “Grantee”).

WHEREAS, the Company maintains the United Community Banks, Inc. Amended and Restated 2000 Key Employee Stock Option Plan (the “Plan”), and the Grantee has been selected by the Committee to receive a Restricted Stock Unit Award under the Plan in connection with Grantee’s service as a member of the Board of Directors of the Company;
NOW, THEREFORE, IT IS AGREED, by and between the Company and the Grantee, as follows:
1.Award of Restricted Stock Units
1.1    Grant. The Company hereby grants to the Grantee an award of Restricted Stock Units (“RSUs”) in the amount set forth above, subject to, and in accordance with, the restrictions, terms, and conditions set forth in this Agreement and the Plan. The grant date of this award of RSUs is set forth above (the “Date of Grant”).
1.2    Construction. This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

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1.3    Execution of the Agreement. This Award is conditioned on the Grantee’s execution of this Agreement. By executing this Agreement, the Grantee agrees to the terms set forth in this Agreement (and the provisions of the Plan incorporated herein). If this Agreement is not executed by the Grantee and returned to the Company within seven days of the Date of Grant, it may be canceled by the Committee resulting in the immediate forfeiture of all RSUs granted hereunder.
2.Vesting and Termination of Service
2.1    Vesting. Subject to this Section 2 and Section 7, if the Grantee continues to serve as a member of the Board of Directors of the Company, the RSUs shall vest in accordance with the vesting schedule set forth above. Each date on which the RSUs vest is hereinafter referred to as a “Vesting Date”. Notwithstanding the foregoing, no Vesting Date can be any earlier than the day immediately after the day which is twelve (12) months and thirty (30) days following the Date of Grant (the period from the Date of Grant until the day which is twelve (12) months and thirty (30) days following the Date of Grant being hereinafter referred to as the “Initial Restriction Period”). Except as otherwise provided herein, on the Vesting Date, a number of Shares equal to the number of vested RSUs shall be issued to the Grantee free and clear of all restrictions imposed by this Agreement (except those imposed by Sections 3.3 and 7 below). As soon as practicable (and no later than thirty (30) days) after the Vesting Date, the Company shall transfer such Shares to an unrestricted account in the name of the Grantee (or, if the Grantee has died, to his or her surviving spouse or, if none, to the Grantee’s estate). For purposes of this Agreement, employment with the Company or a Subsidiary of the Company or service as a member of the Board of Directors of a Subsidiary of the Company shall be considered continued service as a member of the Board of Directors of the Company.
2.2    Termination of Service Due to Death or Disability. If the Grantee’s service as a member of the Board of Directors of the Company is terminated as a result of the Grantee’s death or Disability (as defined in the Plan), the unvested RSUs shall immediately vest on such Date of Termination, and a number of Shares equal to such vested RSUs shall be issued to the Grantee (or the Grantee’s surviving spouse or estate) in the manner described in Section 2.1.
2.3    Termination of Service by the Company for Cause. If the Grantee’s service as a member of the Board of Directors of the Company is terminated by the Company, the Board or otherwise for Cause (as defined in the Plan), the unvested RSUs shall be forfeited immediately as of the Date of Termination.
2.4    Termination of Service by the Company Following a Change in Control. If the Grantee’s service as a member of the Board of Directors of the Company is terminated by the Company, by the Board or otherwise (x) on or within 18 months after a Change in Control (as defined in the Plan) (other than for Cause or due to death or Disability) and (y) after the expiration of the Initial Restriction Period, the unvested RSUs shall immediately vest on such Date of Termination, and a number of Shares equal to the number of such vested RSUs shall be issued to the Grantee as described in Section 2.1.
2.5    Termination of Service for Other Reasons. If the Grantee’s service as a member of the Board of Directors of the Company is terminated by the Company or the Grantee under

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circumstances other than those outlined above in Sections 2.2, 2.3 or 2.4, the unvested RSUs shall immediately be forfeited as of the Date of Termination.
2.6    Nontransferability. The RSUs may not be sold, assigned, transferred, pledged, or otherwise encumbered prior to the date the Grantee becomes vested in the RSUs and the Shares are issued.
2.7    Section 409A Compliance. To the extent applicable, this Agreement shall at all times be interpreted and operated in compliance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended and the standards, regulations or other guidance promulgated thereunder (“Section 409A”). Any action that may be taken (and, to the extent possible, any action actually taken) by the Company shall not be taken (or shall be void and without effect), if such action violates the requirements of Section 409A. Any provision in this Agreement that is determined to violate the requirements of Section 409A shall be void and without effect. In addition, any provision that is required to appear in this Agreement in accordance with Section 409A that is not expressly set forth herein shall be deemed to be set forth herein, and the Agreement shall be administered in all respects as if such provision were expressly set forth. The Company shall delay the commencement of any delivery of Shares that are payable to the Grantee upon his separation from service if the Grantee is a “key employee” of the Company (as determined by the Company in accordance with procedures established by the Company that are consistent with Section 409A) to the date which is immediately following the earlier of (i) six months after the date of the Grantee’s separation from service or (ii) the Grantee’s death, to the extent such delay is required under the provisions of Section 409A to avoid imposition of additional income and other taxes, provided that the Company and the Grantee agree to take into account any exemptions available under Section 409A. For purposes of this Agreement, termination of service shall be construed consistent with the meaning of a separation from service within the meaning of Section 409A.
3.Change in Capitalization; Deferral Rights
3.1    Following the Grant Date of the RSUs through the date that is the earlier of (i) the date that the RSUs are vested and transferred to the Grantee pursuant to Section 2.1 or (ii) the date that the RSUs are forfeited, the Grantee shall be credited with dividend equivalents or other distributions declared on the Shares represented by the RSUs in the manner determined by the Committee. Within thirty (30) days after a Vesting Date, Grantee shall be paid in cash the dividend equivalents or other distributions with respect to the vested RSUs to which the dividend equivalents or other distributions relate, less applicable withholdings.
3.2    In the event of a change in capitalization, the Committee shall make appropriate adjustments in accordance with Section 4.3 of the Plan to reflect the change in capitalization, provided that any such additional Shares or additional or different shares or securities reflected in any such adjustment shall remain subject to the restrictions in this Agreement.
3.3    The Grantee represents and warrants that the Grantee is acquiring the Shares under this Agreement for investment purposes only, and not with a view to distribution thereof. The Grantee is aware that the Shares may not be registered under the federal or any state securities laws and that for that reason, in addition to the other restrictions on the Shares, they will not be able to be

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transferred unless an exemption from registration is available or the Shares are registered. By making this award of RSUs, the Company is not undertaking any obligation to register the RSUs under any federal or state securities laws.
3.4    To the extent the Grantee is eligible to participate in a deferred compensation plan established for such purpose, the Grantee may elect to defer delivery of the Shares that would otherwise be due by virtue of the lapse or waiver of the vesting requirements as set forth in Section 2. If such deferral election is made, the Committee shall, in its sole discretion, establish the rules and procedures for such deferrals which shall be in compliance with Section 409A.
4.No Right to Continued Service
Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Grantee any right with respect to continuance of service as a member of the Board of Directors of the Company, nor shall this Agreement or the Plan interfere in any way with the right of the Company, the shareholders or others to terminate the Grantee’s service as a member of the Board of Directors of the Company at any time in accordance with applicable law and/or the governing documents of the Company.
5.Taxes and Withholding
The Grantee shall be responsible for all federal, state, and local income taxes payable with respect to this award of RSUs and any dividends or dividend equivalents paid on such RSUs. The Company and the Grantee agree to report the value of the RSUs in a consistent manner for federal income tax purposes.
6.The Grantee Bound by The Plan
The Grantee hereby acknowledges receipt of a copy of the Plan and the prospectus for the Plan, and agrees to be bound by all the terms and provisions thereof.
7.Restrictive Covenants
7.1    In consideration for the grant of the RSUs, continued service as a Board Member, and other good and valuable consideration, the Grantee agrees to the following:
(i)    During the time period when the Grantee is serving as a member of the Board of Directors of the Company or any Subsidiary and for a one (1) year period after that service ends, the Grantee will not directly or indirectly, individually, or on behalf of any Person other than the Company or a Subsidiary:
(a)    solicit any Customers for the purpose of providing services identical to or reasonably substitutable for the Company’s Business;
(b)    solicit or induce, or in any manner attempt to solicit or induce, any Person employed by the Company or any Subsidiary to leave such employment, whether or not

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such employment is pursuant to a written contract with the Company or any Subsidiary or is at will; or
        (c)    knowingly or intentionally damage or destroy the goodwill and esteem of the Company, any Subsidiary, the Company’s Business or the Company’s or any Subsidiary’s suppliers, employees, patrons, customers, and others who may at any time have or have had relations with the Company or any Subsidiary.
(ii)    During the time period when the Grantee is serving as a member of the Board of Directors of the Company or any Subsidiary and at all times thereafter, the Grantee will not disclose or use Confidential Information, except as necessary to carry out Grantee’s duties as a Member of the Board of Directors of the Company or any Subsidiary.

(iii)    Upon termination or expiration of the Grantee’s service on the Board of Directors with the Company for any reason whatsoever or at any time, the Grantee will upon request by the Company deliver promptly to the Company all materials (including electronically-stored materials), documents, plans, records, notes, or other papers, and any copies in the Grantee’s possession or control, relating in any way to the Company’s Business, which at all times shall be the property of the Company.

7.2    For purposes of this Agreement, the following terms shall have the meanings specified below:
(i)    “Company’s Business” means the business of operating a commercial or retail bank, savings association, mutual thrift, credit union, trust company, securities brokerage or insurance agency, or equipment financing business.

(ii)    “Confidential Information” means information, without regard to form, relating to the Company’s or any Subsidiary’s customers, operation, finances, and business that has value to the Company or any Subsidiary, is not generally known to competitors of the Company or a Subsidiary, and that the Grantee became aware of due to Grantee’s relationship with the Company. Confidential Information includes, but is not limited to, technical or non-technical data (including personnel data), formulas, patterns, compilations (including compilations of customer information), programs, devices, methods, techniques, processes, financial data or lists of actual or potential customers (including identifying information about customers), whether or not in writing. Confidential Information includes information disclosed to the Company or any Subsidiary by third parties that the Company or any Subsidiary is obligated to maintain as confidential. Confidential Information subject to this Agreement may include information that is not a trade secret under applicable law, but information not constituting a trade secret only shall be treated as Confidential Information under this Agreement for a five (5) year period after the Date of Termination.

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(iii)    “Customers” means all Persons about whom the Grantee obtained Confidential Information, during the 24 months prior to the Date of Termination, as a result of the Grantee’s association with the Company.

(iv)    “Date of Termination” means the date upon which the Grantee’s service with the Company or any Subsidiary ceases for any reason.

(v)    “Person” means any individual, corporation, bank, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or other entity.

7.3    If the Grantee violates the restrictive covenants set forth in Section 7.1, then the Company shall be entitled to all remedies available in law or equity. In addition (and without limiting the foregoing), if the Grantee violates the restrictive covenants set forth in Section 7.1, the Committee shall, notwithstanding any other provision in this Agreement to the contrary, (i) cancel the outstanding RSUs that are not yet vested or with respect to which Shares have not yet been issued to the Grantee, and (ii) require the Grantee to return to the Company any Shares issued to the Grantee pursuant to vesting of the RSUs (or to pay to the Company the greater of the then current value of such Shares or the value of the shares as of the applicable Vesting Date) that occurred (or will occur) during the period six (6) months prior to and one (1) year after the Date of Termination.
7.4    The Grantee acknowledges and agrees that the provisions of Section 7.1 are reasonable as to time, scope and territory given the Company’s need to protect its and its Subsidiaries’ Confidential Information and its and their relationships and goodwill with its and their customers, suppliers, employees and contractors, all of which have been developed at great time and expense to the Company. The Grantee represents that the Grantee has the skills and abilities to continue or obtain employment after the Date of Termination that would not violate the covenants in Section 7.1 and that these covenants do not pose an undue hardship on the Grantee. The Grantee further acknowledges that the Grantee’s breach of any of the covenants in Section 7.1 would likely cause irreparable injury to the Company, and therefore entitle the Company to injunctive relief, in addition to any other remedies available in law or equity.

7.5    The Defend Trade Secrets Act (18 U.S.C. § 1833(b)) states: “An individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Accordingly, Grantee shall have the right to disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. Grantee shall also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. Nothing in this Agreement is intended to conflict with 18

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U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b).

8.    Modification of Agreement; Severability
            If any provision of this Agreement is held by a court of competent jurisdiction to be overly broad or unenforceable for any reason, the parties authorize such court to modify and enforce such provision to the extent the court deems reasonable. If any provision of this Agreement is found by a court to be overbroad or otherwise unenforceable and not capable of modification, it shall be severed and the remaining covenants and clauses enforced in accordance with the tenor of this Agreement. The parties may modify, amend, suspend or terminate this Agreement or may waive any terms or conditions of this Agreement but only by a written instrument executed by the parties hereto.

9.    Governing Law and Forum
The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the state of Georgia without giving effect to the conflicts of laws principles thereof. The parties agree that they will not file any action arising out of or relating in any way to this Agreement other than in the United States District Court for the Northern District of Georgia or the Superior Court of Union County, Georgia. The parties consent to personal jurisdiction and venue solely within these forums and waive all possible objections thereto.
10.    Successors in Interest
This Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns, whether by merger, consolidation, reorganization, sale of assets, or otherwise. This Agreement shall inure to the benefit of the Grantee’s legal representatives. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be final, binding, and conclusive upon the Grantee’s heirs, executors, administrators, and successors.
11.    Entire Agreement
This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. Wherever appropriate in this Agreement, personal pronouns shall be deemed to include the other genders and the singular to include the plural. Wherever used in this Agreement, the term “including” means “including, without limitation.”
12.    Resolution of Disputes
    Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement and the Plan shall

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be determined by the Committee. Any determination made by the Committee shall be final, binding and conclusive on the Grantee and the Company and their successors, assigns, heirs, executors, administrators and legal representatives for all purposes.
[EXECUTION PAGE FOLLOWS]

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    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                        UNITED COMMUNITY BANKS, INC.

                        By:

                        Name:
                        Title: _____________________________________

By accepting this Agreement, the Grantee hereby accepts the RSU grant subject to all its terms and provisions and agrees to be bound by the terms and provisions of this Agreement, including Section 7, and the Plan. The Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors of the Company, or the Talent and Compensation Committee or other Committee responsible for the administration of the Plan, upon any questions arising under the Plan.

By accepting this Agreement, the Grantee hereby acknowledges that notwithstanding any other provision herein, and in addition to other restrictions stated herein, any award, or any payment related thereto paid to the Grantee, shall be limited to the extent required by the federal or state regulatory agency having authority over the Company. The Grantee agrees that compliance by the Company with such regulatory restrictions, even to the extent that payments are limited, shall not be a breach of this Agreement by the Company.

By accepting this Agreement, the Grantee hereby consents to the holding and processing of personal data provided by the Grantee to the Company for all purposes necessary for the operation of the Plan. These include, but are not limited to:

(a)    administering and maintaining Plan records;
(b)    providing information to any registrars, brokers or third party administrators of the Plan; and
(c)    providing information to future purchasers of the Company or the business in which the Grantee works.

GRANTEE

Signature: ___________________________
Name:    ______________________________
Date:    ______________________________

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